Exhibit 99.1

News Release

General Inquiries: (877) 847-0008

www.constellationenergypartners.com

Investor Contact: Charles C. Ward

                                (877) 847-0009

Constellation Energy Partners Sets Date
For Annual Meeting Of Unitholders

HOUSTON--(BUSINESS WIRE)--April 11, 2014--Constellation Energy Partners LLC (NYSE MKT: CEP) today announced that CEP’s 2013 annual meeting of unitholders will be held on June 17, 2014, beginning at 8:00 a.m. local time at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002.

Unitholders of record at the close of business on May 12, 2014 will be eligible to vote on matters presented in CEP's proxy statement.  A preliminary proxy statement was filed by CEP with the Securities and Exchange Commission on April 4, 2014.

About Constellation Energy Partners LLC

Constellation Energy Partners LLC (“CEP”) is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.  The company’s proved reserves are located in the Cherokee Basin in Oklahoma and Kansas, the Woodford Shale in the Arkoma Basin in Oklahoma, the Central Kansas Uplift in Kansas, and in Texas and Louisiana.  Additional information on CEP can be found in the company’s filings with the Securities and Exchange Commission and on the company’s Web site (http://www.constellationenergypartners.com).